                                                                   EXHIBIT 5.01


                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


May 23, 2001




Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607

Re:      Registration Statement on Form S-4
         (File No. 333-     )
         --------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Martin Marietta Materials, Inc., a North Carolina corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (File No. 333- ) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering $250,000,000 in aggregate principal amount of 6 7/8% Notes due 2011 (the "New Notes") offered in exchange for $250,000,000 in aggregate principal amount of outstanding 6 7/8% Notes due 2011 originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Old Notes"). The Old Notes were issued under, and the New Notes are to be issued under, the Indenture, dated as of December 7, 1998 (the "Indenture"), by and between the Company and First Union National Bank, as trustee. The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

In so acting, we have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacity of all persons executing such documents and the truth and correctness of any representations or warranties therein contained. As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company and of public officials.

Based upon the foregoing, we are of the opinion that:

1. The execution and delivery of the Indenture has been duly authorized by the Company, and the Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and

Martin Marietta Materials, Inc.
May 23, 2001
Page 2


         other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2. The New Notes have been duly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We are not admitted to practice in the State of North Carolina and, to the extent that our opinions expressed herein contain conclusions as to matters of North Carolina law, we have relied upon the opinion of even date herewith delivered to you by Robinson, Bradshaw & Hinson, P.A., counsel to the Company. This opinion is limited to the laws of the State of New York and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offer, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

This opinion letter is being delivered to you, and the opinions expressed herein, are solely for your benefit in connection with the transactions contemplated hereby, and this opinion letter may not be relied upon by any other person or for any other purpose and is not to be used, circulated, quoted or otherwise disclosed. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the New Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as Exhibit
5.01 to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher